UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 18, 2024

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2023, DBV Technologies S.A. (the “Company”) reported that it had received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) on December 20, 2023 regarding the Company’s failure to comply with Nasdaq Continued Listing
Rule 5550(a)(2) (“Rule 5550(a)(2)”), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Under Rule 5810(c)(3)(A), the Company automatically was provided a period of 180 calendar days, until June 17, 2024, to regain compliance.

On June 18, 2024, the Company was notified by the Listing Qualifications Department that Nasdaq granted the Company’s request to transfer the listing of its American Depositary Shares (“ADSs”) from The Nasdaq Global Select Market tier to The Nasdaq Capital Market tier, and that Nasdaq granted the Company’s request for a second 180-calendar day period, or until December 16, 2024 (the “Second Compliance Period”), to regain compliance with the $1.00 bid price requirement, as set forth in Rule 5550(a)(2). To regain compliance with such minimum price requirement, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. The transfer of the listing of the ADSs from The Nasdaq Global Select Market tier to The Nasdaq Capital Market tier will take effect with the open of business on June 20, 2024. The transfer is not expected to impact trading in the ADSs, which will continue to trade on Nasdaq under the symbol “DBVT.”

In the event that the Company is not able to cure the bid price deficiency during the Second Compliance Period, Nasdaq will provide written notice that the ADSs will be delisted; however, the Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by Nasdaq pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel.

Although the Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024	DBV TECHNOLOGIES S.A.

	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer